Independent Auditors' Consent

The board and shareholders
AXP Growth Series, Inc.:
     AXP Growth Fund
     AXP Research Opportunities Fund

The board of trustees and unitholders Growth Trust:
     Growth Portfolio
     Aggressive Growth Portfolio

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/  KPMG LLP
     KPMG LLP
     Minneapolis, Minnesota
     June 19,  2000